Exhibit 99.1
Cipher Mining Provides First Quarter 2025 Business Update

First Quarter 2025 Revenue of $49m, up 16% quarter over quarter

Signed term sheet with Fortress Credit Advisors to serve as the JV financing partner at Barber Lake

Nearing completion of 150 MW Phase I infrastructure at Black Pearl

First Quarter 2025 GAAP Net Loss of $39m, and Non-GAAP Adjusted Earnings of $6m

NEW YORK— May 6, 2025 —Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”) today announced its first quarter 2025 financial results, with an update on its operations and business strategy.

“The first quarter was marked by disciplined execution and steady progress as we advanced our 2025 expansion plans,” said Tyler Page, CEO. “Notably, we’re thrilled to have partnered with Fortress, a best-in-class financing partner, to develop a next-generation data center at Barber Lake. Fortress will not only bring extensive experience in data center development, but also a strong network of relationships with hyperscalers that complements our active discussions.”

Over the quarter, Cipher also made substantial progress on expanding its mining footprint, with rig deployment at Black Pearl anticipated ahead of schedule.

Mr. Page added, “We are nearing completion of the Black Pearl Data Center’s Phase I core and shell, and all four substation transformers are now onsite. Given the accelerated progress and expected energization in May, we’ve decided to immediately deploy rigs from inventory at the newly constructed site while we await the arrival of new machines expected later this summer. This strategic decision will bring approximately 2.5 exahashes per second online one quarter earlier than anticipated through the efficient use of idle assets at no additional capital expenditure to the company.”

This redeployment will bring Cipher to ~16.0 EH/s by the end of the second quarter, with expectations to scale to ~23.1 EH/s by the end of the third quarter, as the Company continues to monitor the tariff landscape and new rig delivery schedules come into focus.

“Cipher’s strong treasury management, disciplined approach to growth, and site flexibility continue to give me confidence in our ability to navigate a dynamic market environment and drive long-term success,” said Mr. Page.

Finance and Operations Highlights

•Completed first full quarter of operations with the upgraded Odessa fleet, which increased Cipher’s total self-mining hashrate to ~13.5 EH/s
•Signed term sheet with Fortress Credit Advisors LLC to serve as the JV financing partner at Barber Lake
•Infrastructure at Black Pearl Phase I nearing completion, with energization expected ahead of schedule
•Continued HPC tenant momentum at Barber Lake site with multiple tenants under NDA and performing due diligence

•Pipeline of 2.8 GW of site capacity
•Q1 2025 net loss of $39 million, or $0.11 per diluted share, and adjusted earnings of $6 million, or $0.02 per diluted share

Business Update Call and Webcast

The live webcast and a webcast replay of the conference call can be accessed from the investor relations section of Cipher’s website at https://investors.ciphermining.com/. To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

About Cipher

Cipher is focused on the development and operation of industrial-scale data centers for bitcoin mining and HPC hosting. Cipher aims to be a market leader in innovation, including in bitcoin mining growth, data center construction and as a hosting partner to the world's largest HPC companies. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as, statements about the Company’s beliefs and expectations regarding its future results of operations and financial position, its planned business model and strategy, its bitcoin mining and HPC data center development, timing and likelihood of success, capacity, functionality and timing of operation of data centers, expectations regarding the operations of data centers, potential strategic initiatives, such as joint ventures and partnerships, and management plans and objectives, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts it may make to modify aspects of its business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025, and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Website Disclosure

The company maintains a dedicated investor website at https://investors.ciphermining.com/investors (“Investors’ Website”). Financial and other important information regarding the Company is routinely posted on and accessible through the Investors Website. Cipher uses its Investors’ Website as a distribution channel of material information about the Company, including through press releases, investor presentations, reports and notices of upcoming events. Cipher intends to utilize its Investors’ Website as a channel of distribution to reach public investors and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD. In addition, you may sign up to automatically receive email alerts and other information about the Company by visiting the “Email Alerts” option under the Investors Resources section of Cipher’s Investors’ Website and submitting your email address.

Non-GAAP Financial Measures

This press release includes supplemental financial measures for Adjusted Earnings (Loss) and Adjusted Earnings (Loss) per share - diluted, in each case that exclude the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses and (vi) the non-cash change in fair value of warrant liability. These supplemental financial measures are not measurements of financial performance under accounting principles generally accepted in the United Stated (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions. We believe the use of these non-GAAP financial measures can also facilitate comparison of our operating results to those of our competitors by excluding certain items that vary in our industry based on company policy.

Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the non-GAAP financial measure, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers and directors. Similarly, we expect that depreciation and amortization will continue to be a recurring expense over the term of the useful life of the related assets. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our condensed consolidated financial statements included elsewhere in this press release, which have been prepared in accordance with GAAP. We rely primarily on such condensed consolidated financial statements to understand, manage and evaluate our business performance and use the non-GAAP financial measures only supplementally.

Contacts:
Investor Contact:

Courtney Knight
Head of Investor Relations at Cipher Mining
Courtney.knight@ciphermining.com

Media Contact:
Ryan Dicovitsky / Kendal Till
Dukas Linden Public Relations
CipherMining@DLPR.com

CIPHER MINING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for share and per share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$ 23,173	$ 5,585
Accounts receivable	758	596
Receivables, related party	300	2,090
Prepaid expenses and other current assets	2,970	3,387
Bitcoin	52,024	92,651
Receivable for bitcoin collateral	32,497	32,248
Derivative asset	42,835	31,648
Total current assets	154,557	168,205
Restricted cash	14,392	14,392
Property and equipment, net	477,972	480,865
Deposits on equipment	122,502	38,872
Intangible assets, net	9,043	8,881
Investment in equity investees	48,499	53,908
Derivative asset	50,165	54,022
Operating lease right-of-use asset	12,192	12,561
Security deposits	19,776	19,782
Other noncurrent assets	4,694	3,958
Total assets	$ 913,792	$ 855,446
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 29,879	$ 22,699
Accrued expenses and other current liabilities	66,300	69,824
Finance lease liability, current portion	3,903	3,798
Operating lease liability, current portion	3,200	3,127
Short-term borrowings	35,459	32,330
Total current liabilities	138,741	131,778
Asset retirement obligations	20,801	20,282
Finance lease liability	6,315	7,331
Operating lease liability	9,506	9,833
Deferred tax liability	3,634	4,269
Total liabilities	178,997	173,493
Commitments and contingencies (Note 13)

Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of March 31, 2025, and December 31, 2024	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 371,313,598 and 361,432,449 shares issued as of March 31, 2025 and December 31, 2024, respectively, and 370,857,699 and 350,783,817 shares outstanding as of March 31, 2025, and December 31, 2024, respectively	371	361
Additional paid-in capital	954,812	863,015
Accumulated deficit	(220,387)	(181,412)
Treasury stock, at par, 455,899 and 10,648,632 shares at March 31, 2025 and December 31, 2024, respectively	(1)	(11)
Total stockholders’ equity	734,795	681,953
Total liabilities and stockholders’ equity	$ 913,792	$ 855,446

CIPHER MINING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue - bitcoin mining	$48,959	$48,137
Costs and operating (expenses) income
Cost of revenue	(14,894)	(14,820)
Compensation and benefits	(14,303)	(13,036)
General and administrative	(8,951)	(6,077)
Depreciation and amortization	(43,467)	(17,244)
Change in fair value of derivative asset	7,330	7,359
Power sales	991	1,173
Equity in income (losses) of equity investees	(5,292)	738
Unrealized (losses) gains on fair value of bitcoin	(20,178)	40,556
Realized gains on sale of bitcoin	12,196	-
Other gains	(479)	-
Total costs and operating expenses	(87,047)	(1,351)
Operating (loss) income	(38,088)	46,786
Other income (expense)
Interest income	190	786
Interest expense	(777)	(400)
Change in fair value of warrant liability	-	250
Other expense	(156)	(1,958)
Total other expense	(743)	(1,322)
(Loss) income before taxes	(38,831)	45,464
Current income tax expense	(779)	(386)
Deferred income tax benefit (expense)	635	(5,178)
Total income tax expense	(144)	(5,564)
Net (loss) income	$ (38,975)	$ 39,900
(Loss) income per share - basic and diluted	$ (0.11)	$0.13
Weighted average shares outstanding - basic	360,514,620	296,641,499
Weighted average shares outstanding - diluted	360,514,620	304,397,979

Non-GAAP Financial Measures
The following are reconciliations of our Adjusted Earnings (Loss) and Adjusted Earnings (Loss) per share - diluted, in each case excluding the impact of (i) the non-cash change in fair value of derivative asset, (ii) share-based compensation expense, (iii) depreciation and amortization, (iv) deferred income tax expense, (v) nonrecurring gains and losses and (vi) the non-cash change in fair value of warrant liability, to the most directly comparable GAAP measures for the periods indicated (in thousands, except for per share amounts):

	Three Months Ended March 31,
	2025	2024
Reconciliation of Adjusted Earnings:
Net (loss) income	$ (38,975)	$ 39,900
Change in fair value of derivative asset	(7,330)	(7,359)
Share-based compensation expense	9,132	8,317
Depreciation and amortization	43,467	17,244
Deferred income tax (benefit) expense	(635)	5,178
Other losses - nonrecurring	479	-
Change in fair value of warrant liability	-	(250)
Adjusted (loss) earnings	$ 6,138	$ 63,030

	Three Months Ended March 31,
	2025	2024
Reconciliation of Adjusted Earnings per share - diluted:
Net (loss) income per share - diluted	$ (0.11)	$ 0.13
Change in fair value of derivative asset per diluted share	(0.02)	(0.03)
Share-based compensation expense per diluted share	0.03	0.03
Depreciation and amortization per diluted share	0.12	0.06
Deferred income tax (benefit) expense per diluted share	—	0.02
Other losses - nonrecurring per diluted share	—	—
Change in fair value of warrant liability per diluted share	—	—
Adjusted (loss) earnings per diluted share	$ 0.02	$ 0.21